CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 1-K of Apex Farms Corp. of our report dated January 28, 2019, related to our audits of the financial statements of Apex Farms Corp. as of September 30, 2018 and 2017 and the periods then ended.

/s/ M&K CPAS, PLLC

Houston, TX

January 28, 2019